Exhibit 23.2

MOEN AND COMPANY LLP CHARTERED ACCOUNTANTS
Member:
Canadian Institute of Chartered Accountants
Institute of Chartered Accountants of British Columbia
Institute of Management Accountants (USA) (From 1965)
Chairman’s Circle - Asia Pacific Business Network (APBN)

Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)
Canadian Public Accountability Board (CPAB)
Canada - British Columbia Public Practice Licence
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Principal - Charter - 41st Year Anniversary

Securities Commission Building
PO Box 10129, Pacific Centre
Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Canada V7Y 1C6

Telephone: (604) 662-8899
Fax: (604) 662-8809

Office Email: moenca@telus.net
Audit Email: auditca@telus.net

March 29, 2006

The Board of Directors
UpSnap, Inc.
134 Jackson Street, Suite 203
P.O. Box 2399
Davidson, North Carolina 20836

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of UpSNAP, Inc. (formerly Manu Forti Group Inc.) of our report dated May 31, 2005 relating to the financial statements of UpSNAP, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

/S/ Moen and Company
___________________________________
Moen and Company,
Chartered Accountants
Vancouver, British Columbia, Canada